Exhibit 99.1
LETTER OF TRANSMITTAL

Pursuant to the Offer Dated July 2, 2010,
By
ProUroCare Medical Inc.
THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT 4:00 P.M. CENTRAL TIME ON
AUGUST 2, 2010 UNLESS THE OFFER IS EARLIER WITHDRAWN OR EXTENDED

Delivery of this Letter of Transmittal or any other documents, securities or amounts payable for early exercise of the tendered Warrants (as defined below) should be made to:

TO:	INTERWEST TRANSFER COMPANY, INC.
1981 Murray Holladay Road
Suite 100
Salt Lake City, Utah 84117
Attention: Reorganization Department
Facsimile: (801) 277-3147

Wire Instructions:

Interwest Transfer Co, Inc. TTEE Depositary Warrant Agent
Account F/B/O/ ProUroCare Medical Inc.

First Utah Bank 3826 South 2300 East
Salt Lake City Utah 84109
ABA Routing #124302613
Account Number 11026473
Reference: ProUroCare Warrant Exercise Funds

Delivery to an address other than to Interwest Transfer Company (referred to as the “Depositary” or “Warrant Agent”) will not constitute valid delivery.

PLEASE READ THE ENTIRE LETTER OF TRANSMITTAL, INCLUDING THE INSTRUCTIONS,
CAREFULLY AND MAKE SURE THAT YOU SIGN AND COMPLETE THE FORM.

Ladies and Gentlemen:

The undersigned hereby exercises the below described Warrants of ProUroCare Medical Inc., a Nevada corporation (the “Company”), pursuant to the Company’s Offer Letter/Prospectus, dated July 2, 2010 and this Letter of Transmittal (which together constitute the “Offer”).

The Board of Directors of the Company has extended the Offer to:

•
all holders of the Company’s outstanding publicly traded warrants to purchase an aggregate of 1,752,760 shares of common stock (except those holders who reside in states or other jurisdictions where an offer, solicitation or sale would be unlawful), which were issued on January 12, 2009 pursuant to the closing of the Company’s public offering of units (the “Units”), each such Unit consisting of one share of common stock and one redeemable warrant to purchase one share of common stock (the “Public Warrants”); and

•
all holders of the Company’s outstanding unregistered warrants to purchase an aggregate of 2,752,947 shares of common stock (except those holders who reside in states or other jurisdictions where an offer, solicitation or sale would be unlawful), which were issued on January 12, 2009 in a transaction exempt from registration under the Securities Act of 1933, as amended, pursuant to the automatic conversions of convertible debt (the “Private Warrants”); and

•
all holders of the Company’s outstanding warrants to purchase an aggregate of 1,244,829 shares of common stock (except those holders who reside in states or other jurisdictions where an offer, solicitation or sale would be unlawful), which were issued to participating holders of Public Warrants and Private Warrants, pursuant to a 2009 exchange offer whereby such holders had the opportunity to receive, upon the exercise of such warrants, new three-year warrants (the “2009 Replacement Warrants”).  The Public Warrants, Private Warrants and 2009 Replacement Warrants will be referred to collectively as the “Warrants.”

Exhibit 99.1
The Offer is to temporarily modify the terms of the Warrants so that during the Offer Period (as defined in the Offer Letter/Prospectus), each Warrant holder who tenders Warrants for early exercise will receive, in addition to the shares of common stock purchased upon exercise, new three-year warrants to purchase an equal number of shares of our common stock at an exercise price of $1.30 per share (each, a “2010 Replacement Warrant”).  The Company may elect to redeem the 2010 Replacement Warrants at any time after the last sales price of the Company’s common stock equals or exceeds $4.00 for 10 consecutive trading days (compared to the existing Warrants that are currently redeemable by the Company at any time prior to expiration and the 2009 Replacement Warrants which the Company may elect to redeem at any time after the last sales price of the Company’s common stock equals or exceeds $4.00 for 10 consecutive trading days). The Company must provide 30 days’ prior written notice of its decision to redeem the 2010 Replacement Warrants, at $0.01 per warrant, during which time holders may choose to exercise the 2010 Replacement Warrants according to their terms rather than submitting them for redemption.

A holder may tender as few or as many Warrants as the holder elects.  The modified Warrant terms are only valid during the Offer Period.  The Company will not pay interest on cash tendered for the exercise price of the Warrants regardless of any withdrawal of tendered Warrants during the Offer Period, extension of, or amendment to, the Offer.

WARRANTS WHICH ARE NOT TENDERED, OR WHICH ARE TENDERED AND WITHDRAWN IN ACCORDANCE WITH THE PROCEDURES HEREIN, WILL RETAIN THEIR CURRENT TERMS. THE PUBLIC WARRANTS AND PRIVATE WARRANTS HAVE AN EXERCISE PRICE OF $1.30 PER SHARE, EXPIRE JANUARY 7, 2014 AND MAY BE REDEEMED BY THE COMPANY AT ANY TIME PRIOR TO EXPIRATION.  THE 2009 REPLACEMENT WARRANTS HAVE AN EXERCISE PRICE OF $1.30 PER SHARE, EXPIRE NOVEMBER 12, 2012 AND MAY BE REDEEMED BY THE COMPANY AT ANY TIME AFTER THE LAST SALES PRICE OF THE COMPANY’S COMMON STOCK EQUALS OR EXCEEDS $4.00 FOR 10 CONSECUTIVE TRADING DAYS..

The Company reserves its right to redeem the Warrants pursuant to their original terms, including those which provide that the Public Warrants and Private Warrants may be redeemed at the Company’s discretion at any time prior to expiration and those which provide that the 2009 Replacement Warrants may be redeemed by the Company at any time after the last sales price of the Company’s common stock equals or exceeds $4.00 for 10 consecutive trading days.   The Company must provide 30 days’ written notice of a decision to redeem the Warrants, at $0.01 per Warrant, during which time holders may choose to exercise the Warrants according to their terms rather than submitting them for redemption.

Subject to and effective upon acceptance for exercise of the Warrants submitted with this Letter of Transmittal in accordance with the terms and subject to the conditions of the Offer (including, if the Offer is extended or amended, the terms and conditions of such extension or amendment), the undersigned hereby tenders Warrants for early exercise as indicated in Box 1 of this Letter of Transmittal, with the understanding that the Company will issue the undersigned both the number of shares of common stock purchased as a result of the Warrant exercise and 2010 Replacement Warrants to purchase an equal number of shares of common stock.

A holder whose Warrants are held in the form of Units and who wishes to tender Warrants pursuant to the Offer must submit his, her or its Unit certificate to the Depositary. The Depositary will then promptly return to the holder a certificate representing the common stock portion of the submitted Units. The common stock and 2010 Replacement Warrants to be issued upon exercise of Warrants during the Offer Period, along with a certificate representing the balance of any unexercised Warrants, will be delivered promptly following the expiration of the Offer Period.

Upon the terms and subject to the conditions of the Offer, the Company will accept for exercise Warrants validly tendered.  In all cases, Warrants will only be accepted for exercise pursuant to the Offer after timely receipt by the Depositary of certificates for Warrants, a properly completed and duly executed Letter of Transmittal or manually signed photocopy thereof, and a certified bank check or wire transfer of immediately available funds in accordance with the amount of the purchase price of the common stock being acquired upon exercise of the Warrants tendered, payable to the Depositary.

The undersigned acknowledges that he, she or it has been advised to consult with their own advisors as to the consequences of participating or not participating in the Offer.

Exhibit 99.1
The undersigned hereby represents and warrants to the Company that:

(a)           the undersigned has full power and authority to tender and purchase all of the common stock of the Company which may be received upon exercise of the tendered Warrants pursuant to their exercise;

(b)           he, she or it has good, marketable and unencumbered title to the tendered Warrants, free and clear of all security interests, liens, restrictions, charges, encumbrances, conditional sales agreements or other obligations relating to their exercise, sale or transfer, and not subject to any adverse claim;

(c)           on request, the undersigned will execute and deliver any additional documents the Company deems necessary to complete the exercise of the Warrants tendered hereby;

(d)           the undersigned understands that tenders of Warrants pursuant to the Offer and in the instructions hereto will constitute the undersigned’s acceptance of the terms and conditions of the Offer; and

(e)           the undersigned agrees to all of the terms of the Offer.

All authorities conferred or agreed to be conferred in this Letter of Transmittal shall survive the death or incapacity of the undersigned, and any obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy, and legal representatives of the undersigned. Except as stated in the Offer, this tender is irrevocable.

The undersigned hereby:  (i) elects to exercise the Warrants described under “Election to Exercise Warrants” below (Box 1); and (ii) agrees to purchase the common stock issuable thereunder and is submitting the applicable exercise price (payable to the Depositary by certified check or wire amount), in each case, pursuant to the terms and subject to the conditions described in the Offer Letter/Prospectus and this Letter of Transmittal. The undersigned is the registered owner of all such Warrants. Subject to, and effective upon, the Company’s acceptance of the undersigned’s election to exercise the Warrants described in Box 1 below and the Company’s receipt of available funds equal to the amount of the applicable exercise price, the undersigned hereby assigns and transfers to, or upon the order of, the Company, all right, title and interest in, to, and under the Warrants being exercised hereby, waives any and all other rights with respect to such Warrants and releases and discharges the Company from any and all claims the undersigned may have now, or may have in the future, arising out of, or related to, such Warrants.

The undersigned hereby irrevocably constitutes and appoints the Warrant Agent as the true and lawful agent and attorney-in-fact of the undersigned with respect to the Warrants the undersigned is electing to tender for early exercise, with full power of substitution (the power of attorney being deemed to be an irrevocable power coupled with an interest), to: (i) deliver the Warrants the undersigned is electing to tender for early exercise (together with any applicable exercise price being tendered herewith) to the Company or cause ownership of such Warrants to be transferred to, or upon the order of, the Company on the books of the Warrant Agent and deliver all accompanying evidences of transfer and authenticity to, or upon the order of, the Company upon receipt by the Company’s Warrant Agent, as the undersigned’s agent, of the common stock to which the undersigned is entitled upon acceptance by the Company of the undersigned’s election to exercise Warrants pursuant to the Offer; and (ii) receive all benefits and otherwise exercise all rights of beneficial ownership of the exercised Warrants all in accordance with the terms and subject to the conditions of the Offer described in the Offer Letter/Prospectus.

Unless otherwise indicated under “Special Issuance Instructions” below (Box 3), please issue the common stock for the exercised Warrants in the name(s) of the undersigned. Similarly, unless otherwise indicated under “Special Delivery Instructions” below (Box 4), please send or cause to be sent the certificates for the common stock (and accompanying documents, as appropriate) to the undersigned at the address shown below under “Issuance Instructions” below (Box 2) or provide the name of the account with the Warrant Agent or at The Depositary Trust Company to which the common stock should be issued.

The undersigned understands that elections to exercise Warrants pursuant to the procedures described in the section of the Offer Letter/Prospectus entitled “The Offer—General Terms” and in the instructions to this Letter of Transmittal will constitute a binding agreement between the undersigned and the Company upon the terms of the Offer set forth in the section of the Offer Letter/Prospectus entitled “The Offer—General Terms,” and subject to the conditions of the Offer set forth in the section of the Offer Letter/Prospectus entitled “The Offer—Extension of Tender Period; Termination; Amendments; Conditions,” subject only to withdrawal of elections to exercise on the terms set forth in the section of the Offer Letter/Prospectus entitled “The Offer—Withdrawal Rights.”

“Expiration Time” means 4:00 p.m., Central Time, on August 2, 2010, unless and until the Company, in its sole discretion, withdraws or extends the Offer, in which case the “Expiration Time” means the latest time and date at which the Offer, as withdrawn or extended, expires.

Exhibit 99.1
NOTE: SIGNATURES MUST BE PROVIDED BELOW
PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY
BEFORE COMPLETING THE BOXES.

Delivery of this Letter of Transmittal or any other documents, securities or amounts payable for early exercise of the tendered Warrants to an address, or transmission of instructions to a facsimile number, other than as set forth above, does not constitute a valid delivery. Please read carefully the entire Letter of Transmittal, including the accompanying instructions, before completing any box below. This Letter of Transmittal is to be used only if certificates are to be forwarded herewith (or such certificates will be delivered pursuant to a Notice of Guaranteed Delivery previously sent to the Depositary).

If you desire to tender Warrants pursuant to the Offer and you cannot deliver your Warrant or Unit certificate(s) and all other documents and amounts payable required by this Letter of Transmittal are delivered to the Depositary prior to the Expiration Time, you may tender your Warrants according to the guaranteed delivery procedures set forth in the section of the Offer Letter/Prospectus entitled “The Offer—Procedure for Exercising and Tendering Warrants.”

Delivery of documents to the Company does not constitute delivery to the Depositary.

BOX 1:  ELECTION TO EXERCISE WARRANTS

Please list the Warrant or Unit certificates you elect to exercise.

Warrant and/or Unit Certificate Numbers	Number of Warrants Represented by Warrant or Unit Certificate	Number of Warrants Being Exercised

TOTAL NUMBER OF WARRANTS EXERCISED:

BOX 2:  ISSUANCE INSTRUCTIONS

Please issue the certificates of ProUroCare Medical Inc. common stock, $0.00001 par value issuable upon the exercise of the Warrants listed in Box 1 above and the certificates representing the 2010 Replacement Warrants to which the undersigned is entitled pursuant to the terms of the Offer to the undersigned as set forth below:

Issue Certificate(s) to:	(Please Print)

Name: _________________________________________________________________________________________

Address: _______________________________________________________________________________________

City: _________________________________ State: ________________ Postal Zip Code: _____________

Social Security Number/Federal Tax Identification: _____________________________

[Boxes continue on the next page.]

Exhibit 99.1
BOX 3:  SPECIAL ISSUANCE INSTRUCTIONS

Fill in this section ONLY if certificate(s) of ProUroCare Medical Inc. common stock and 2010 Replacement Warrant certificates are to be issued in a name OTHER than that of the undersigned whose name appears in Box 2 ABOVE.

Issue Certificate(s) to:	(Please Print)

Name: _________________________________________________________________________________________

Address: _______________________________________________________________________________________

City: _________________________________ State: ________________ Postal Zip Code: _____________

Social Security Number/Federal Tax Identification: _____________________________

BOX 4:  SPECIAL DELIVERY INSTRUCTIONS

Fill in this section ONLY if certificate(s) of ProUroCare Medical Inc. common stock and 2010 Replacement Warrant certificates are to be mailed to someone OTHER than the undersigned whose name appears in Box 2 ABOVE, or to the owner at an address other than that shown in Box 2 ABOVE.

Mail Certificate(s) to:	(Please Print)

Name: _________________________________________________________________________________________

Address: _______________________________________________________________________________________

City: _________________________________ State: ________________ Postal Zip Code: _____________

Social Security Number/Federal Tax Identification: _____________________________

[Boxes continue on the next page.]

BOX 5:  EXERCISING HOLDER SIGNATURE

Note:  The registered owner of the Warrants must complete this section.   The registered owner of the Warrants must provide a signature below as his, her or its name appears on the Warrants, or a signature must be provided by person(s) authorized to become registered owner(s) (evidence of which authorization must be transmitted with this Letter of Transmittal).  If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer, or other person acting in a fiduciary or representative capacity, that person must set forth his, her or its full title below and submit evidence to the Depositary of such person’s authority to act.  See Instruction 7.

Name(s) of Registered Owner(s) (Please Print):

Signature(s) of Registered Owner(s):

Dated:

Telephone Number:

If the signature provided above is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, please provide the following information:

Name(s) of Person(s) Signing:

Capacity of Person(s) Signing:

Address:

Telephone Number:

Tax Identification or Social Security Number:

Guarantee of Signature (If required by Instruction 8)

Authorized Signature:

Name:

Title:

Name of Firm:
(Must be an Eligible Institution as defined in Instruction 8)

Address:

Telephone Number:

Dated:

[Boxes continue on the next page.]

BOX 6: REPRESENTATION REGARDING OWNED SECURITIES

Please indicate by checkmark all types of securities of the Company owned by the registered owner of the Warrants (other than Warrants tendered for early exercise herewith).  If the registered owner of the Warrants does not hold any securities of the Company other than the Warrants tendered for early exercise herewith, check “None.”

Units	☐	Public Warrants	☐
Private Warrants	☐	Common Stock	☐
None ☐

[Instructions follow.]

INSTRUCTIONS
FORMING PART OF THE TERMS AND CONDITIONS OF THE OFFER

1.           Execution and Delivery.   This Letter of Transmittal must be properly completed, dated and signed by the registered owner(s) of the Warrant or Unit certificate(s) transmitted herewith and mailed or delivered with such Warrant or Unit certificate(s) to the Depositary at the following address:

INTERWEST TRANSFER COMPANY, INC.
1981 Murray Holladay Road
Suite 100
Salt Lake City, Utah 84117
Attention: Reorganization Department
Facsimile:  (801) 277-3147

THE METHOD OF DELIVERY OF ALL DOCUMENTS IS AT THE OPTION AND RISK OF THE WARRANT HOLDER, BUT IF DELIVERY IS BY MAIL TO THE ABOVE ADDRESS, REGISTERED OR INSURED MAIL IS RECOMMENDED.  IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ENSURE TIMELY DELIVERY.

Questions and requests for assistance or additional copies of the Letter of Transmittal should be directed to the attention of Dick Thon at ProUroCare Medical Inc., via mail at 6440 Flying Cloud Dr., Suite 101, Eden Prairie, MN 55344, telephone at (952) 698-1161 or e-mail at rthon@prourocare.com.

2.           Delivery of Letter of Transmittal and Warrant Certificates.  This Letter of Transmittal is to be used by registered Warrant or Unit holders to exercise the Warrants pursuant to this Offer.  To exercise the Warrant, the following documents should be mailed or delivered to the Depositary at the address set forth in Instruction 1 and must be received by the Depositary prior to the expiration of the Offer:

(a)         a properly completed and duly executed Letter of Transmittal or photocopy/facsimile thereof, with any required signature guarantees;

(b)         certificates for the Warrants (or Unit certificates) being exercised;

(c)         payment for the early exercise of the tendered Warrants; and

(d)         any other documents required by the Letter of Transmittal.

If certificates are forwarded to the Depositary in multiple deliveries, a properly completed and duly executed Letter of Transmittal must accompany each such delivery.

3.           Guaranteed Delivery Procedures. If a registered owner of Warrants wants to exercise his, her or its Warrants pursuant to the Offer, but the Warrant or Unit certificates are not immediately available or time will not permit all required documents to reach the depositary prior to the Expiration Time, Warrant holders can still tender their Warrants pursuant to the guaranteed delivery procedure set forth in the Offer Letter/Prospectus, which requires the following:

(a)	the tender must be made by or through an “Eligible Institution” (as defined in Instruction 8);

(b)
the Depositary must receive by hand, mail, overnight courier or facsimile transmission, prior to the expiration of the Offer Period, a properly completed and duly executed Notice of Guaranteed Delivery in the form the Company has provided with this document, with signatures guaranteed by an Eligible Institution, accompanied by proper payment for the early exercise of tendered Warrants; and

(c)	the Depositary must receive, within three (3) OTC Bulletin Board trading days after the date of its receipt of the Notice of Guaranteed Delivery, as provided in the Offer Letter/Prospectus:

(i)	the certificates for all tendered Warrants, and

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(ii)	a properly completed and duly executed Letter of Transmittal or photocopy/facsimile thereof, and
(iii)	any other required documents.

Except as specifically permitted by the Offer Letter/Prospectus, no alternative or contingent exercises will be accepted.

4.           Inadequate Space.   If the space provided in Box 1 “Election to Exercise Warrants” is inadequate, the Warrant certificate numbers, numbers of shares and number of shares being exercised should be listed on a separate, signed schedule and attached to the Letter of Transmittal.

5.           Warrants Exercised.  Warrant holders who choose to participate in the Offer may exercise some or all of such holder’s Warrants pursuant to the terms of the Offer.

6.           Special Issuance and Special Delivery Instructions (Boxes 3 and 4).   Indicate the name and address to which the new common stock certificate(s) and 2010 Replacement Warrant certificate(s) are to be sent, if different from the name and address of the person(s) signing this Letter of Transmittal.  If either of these boxes are completed, your Letter of Transmittal must be guaranteed by an Eligible Institution in the “Guarantee of Signature” portion of Box 5.  See Instruction 8

7.           Signatures on Letter of Transmittal, Stock Powers and Endorsements.  If this Letter of Transmittal is signed by the registered owner(s) of the Warrant certificate(s) transmitted herewith, the signature(s) must correspond with the name(s) as written on the face of the Warrant certificate(s) without alteration, enlargement or any change whatsoever.

If the transmitted Warrant certificate(s) are owned of record by two or more joint owners, all such owners must sign this Letter of Transmittal.

 If any tendered Warrants are registered in different names on several certificates, it will be necessary to complete, sign and submit as many separate Letters of Transmittal (or photocopies/facsimiles thereof) as there are different registrations of certificates.

If this Letter of Transmittal is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or any other individual acting in a fiduciary or representative capacity on behalf of the registered owner, such person should so indicate when signing, and proper evidence of their authority so to act must be submitted to the Depositary along with this Letter of Transmittal.

When this Letter of Transmittal is signed by the registered owner(s) of the Warrant certificate(s) transmitted herewith, no endorsements of Warrant certificate(s) or separate stock power(s) are required.

If this Letter of Transmittal is signed by a person other than the registered owner(s) of the Warrant certificates listed in Box 1, or if the shares of ProUroCare Medical Inc. common stock to be issued upon exercise of the tendered Warrants  and the 2010 Replacement Warrants are to be issued in a name or mailed to an address other than the registered owner(s) of the Warrant certificate(s) transmitted herewith, the Warrant certificate(s) must be properly endorsed or accompanied by appropriate stock power(s), in either case signed EXACTLY AS THE NAME(S) of the registered owner(s) appears on the Warrant certificate(s).  Signatures on Warrant certificate(s) or separate stock power(s) required by this paragraph must be guaranteed by an Eligible Institution in the “Guarantee of Signature” portion of Box 5.  See Instruction 8.

If the Warrant certificate(s) or stock power(s) are signed by trustees, executors, administrators, guardians, attorney-in-facts, officers of a corporation or others acting in a fiduciary or representative capacity, such person should so indicate when signing, and proper evidence of their authority so to act must be submitted to the Depositary along with this Letter of Transmittal.

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8.           Guarantee of Signatures on Letter of Transmittal or Certificates.  No signature guarantee is required if:

(a)            this Letter of Transmittal is signed by the registered owner of the Warrants exactly as the name of the registered owner appears on the certificate tendered with this Letter of Transmittal and such owner has not completed the box entitled “Special Delivery Instructions” or “Special Issuance Instructions”; or

(b)            such Warrants are tendered for the account of a member firm of a registered national securities exchange, a member of the Financial Industry Regulatory Authority, Inc. or a commercial bank or trust company (not a savings bank or savings and loan association) having an office, branch or agency in the United States which is a participant in an approval Signature Guarantee Medallion Program (each such entity, an “Eligible Institution”); or

(c)            the Holders of such Warrants reside outside of the U.S. and are not otherwise tendering the Warrants in the U.S.

 In all other cases, an Eligible Institution must guarantee all signatures on this Letter of Transmittal.

9.           Lost Warrant Certificate(s).  Please contact the Depositary at (801) 272-9294 if you cannot locate your Warrant or Unit certificate(s).

10.         Irregularities.  All questions as to the number of Warrants to be accepted, the validity, form, eligibility (including time of receipt) and acceptance for exercise of any tender of Warrants will be determined by the Company in its sole discretion, which determinations shall be final and binding on all parties, subject to the judgments of any courts. The Company reserves the absolute right to reject any or all tenders of Warrants it determines not to be in proper form or to reject those Warrants, the acceptance of which may, in the opinion of the Company’s counsel, be unlawful, subject to the judgments of any court. The Company also reserves the absolute right to waive any of the conditions of the Offer and any defect or irregularity in the tender of any particular Warrants, and the Company’s interpretation of the terms of the Offer (including these instructions) will be final and binding on all parties, subject to the judgments of any court with jurisdiction over the Company. No tender of Warrants will be deemed to be properly made until all defects and irregularities have been cured or waived. Unless waived, any defects or irregularities in connection with tenders must be cured within such time as the Company shall determine. Neither the Company nor any other person is or will be obligated to give notice of any defects or irregularities in tenders and none of them will incur any liability for failure to give any such notice.

IMPORTANT: THIS LETTER OF TRANSMITTAL (OR A PHOTOCOPY THEREOF) TOGETHER WITH WARRANT CERTIFICATES (OR CONFIRMATION OF DELIVERY FOR WARRANTS BEING TENDERED AND EXERCISED BY BOOK-ENTRY TRANSFER) AND ALL OTHER REQUIRED DOCUMENTS MUST BE RECEIVED BY THE DEPOSITARY ON OR PRIOR TO THE EXPIRATION TIME.

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